EXHIBIT 22
               SUBSIDIARIES OF PINNACLE WEST CAPITAL CORPORATION


Arizona Public Service Company
State of Incorporation:  Arizona

     Bixco, Inc.
     State of Incorporation:  Arizona

     APS Foundation, Inc.
     State of Incorporation:  Arizona

SunCor Development Company
State of Incorporation:  Arizona

     SunCor Resort & Golf Management, Inc.
     State of Incorporation:  Arizona

     Litchfield Park Service Company
     State of Incorporation:  Arizona

     SunCor Homes, Inc.
     State of Incorporation:  Arizona

     SunCor Realty & Management
     State of Incorporation:  Arizona

     SCM, Inc.
     State of Incorporation:  Arizona

     Golf De Mexico, S.A. DE C.V.
     Jurisdiction of Incorporation:  Mexico

El Dorado Investment Company
State of Incorporation:  Arizona